Exhibit 5.1

Please Reply to Tampa

Direct Line: (813) 227-7451

dbweinbren@trenam.com

July 14, 2006

National Coal Corp.

8915 George Williams Road

Knoxville, TN 37923

Gentlemen:

We have acted as Florida special counsel to National Coal Corp., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (Registration Statement No. 333-134147), as amended (the “Registration Statement”), relating to the sale from time to time by the selling security holders named in the Registration Statement (the “Selling Security Holders”) of 20,420 warrants (the “Warrants”) to purchase an aggregate of 643,279 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) in the manner set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Registration Statement also covers the issuance of the Warrant Shares by the Company upon exercise of the Warrants.

For purposes of rendering the opinions expressed herein, we have reviewed an original or duplicate copy, certified or otherwise identified to our satisfaction, of each of the following documents:

1.	The Company’s Articles of Incorporation as filed with the Department of State of the State of Florida and amended through July 13, 2006, as certified by the Secretary of State of Florida on that date (the “Amended Articles”);

2.	the Bylaws of the Company, certified as of a recent date by an officer of the Company;

3.	a Certificate of Active Status of the Company, dated July 13, 2006, under the laws of the State of Florida;

4.	Resolutions adopted at the meeting of the Board of Directors of the Company approving the Transaction, certified by an officer of the Company;

5.	Actions by Written Consent of the Holders of the Series A Preferred Stock,

National Coal Corp.

July 14, 2006

pursuant to which the holders of at least 75% of the Company’s outstanding Series A Preferred Stock (the “Preferred Stock”) consented to the issuance of the Warrants and the Warrant Shares and to amend and alter the rights of the holders of the Preferred Stock to exempt the Warrants from the participation rights of the holders of the Preferred Stock;

6.	the certificate of an officer of the Company as to matters of fact pertinent to the opinions expressed herein, dated as of even date herewith (the “Fact Certificate”);

7.	the Warrant Agreement dated as of December 29, 2005, between the Company and Wells Fargo Bank, National Association, as Warrant Agent, along with an electronic version of the Company’s executed signature page; and

8.	the Registration Statement and the Prospectus.

The documents numbered 7 and 8 above are collectively referred to herein as the “Warrant Documents”, and the documents numbered 1 through 8 above are collectively referred to herein as the “Reviewed Documents”.

The opinions expressed in this letter are based solely upon our review of the Reviewed Documents and such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. We have not reviewed any other documents that are referred to in, or incorporated by reference into, any of the Reviewed Documents, and we express no opinion as to the legal implications of the relationship between such other documents and the transactions contemplated and/or evidenced by the Warrant Documents.

Furthermore, in our examinations, we have assumed the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy.

Attorneys involved in the preparation of this opinion are admitted to practice law only in the State of Florida, and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Florida and the laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.	the Warrants covered by the Registration Statement that are to be offered and sold

National Coal Corp.

July 14, 2006

from time to time by the Selling Security Holders have been validly issued and are binding obligations of the Company, and

2.	the Warrant Shares covered by the Registration Statement that are to be issued upon exercise of the Warrants have been duly authorized, and when issued upon such exercise in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued and fully paid and nonassessable.

No opinions other than those specifically set forth above are to be implied, and we specifically disclaim any opinions by inference or implication from those specified above

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/	TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O’NEILL & MULLIS, PROFESSIONAL ASSOCIATION

TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O’NEILL & MULLIS, PROFESSIONAL ASSOCIATION